As filed with the Securities and Exchange Commission on November 14, 2000

                                                   File No.  333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                               KOPIN CORPORATION
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            (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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        (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2833935
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                      (I.R.S. Employer Identification No.)

695 Myles Standish Blvd., Taunton, MA                               02780-1042
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(Address of Principal Executive Offices)                (Zip Code)

              KOPIN CORPORATION 1992 STOCK OPTION PLAN, AS AMENDED
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                            (Full Title of the Plan)

John C.C. Fan                    with copies to:
Chief Executive Officer                           John J. Concannon III, Esq.
Kopin Corporation                                 Bingham Dana LLP
695 Myles Standish Blvd.                          150 Federal Street
Taunton, MA 02780-1042                            Boston, MA 02110
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                    (Name and address of agent for service)

(508) 824-6696                                                 (617) 951-8000
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         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE



                                                      Proposed
Title of                             Proposed         Maximum
Securities          Amount           Maximum          Aggregate         Amount of
to be               to be            Offering         Offering          Registration
Registered          Registered*      Price*           Price*            Fee

Common Stock        2,000,000        $14.125          $28,250,000       $7,458.00
$.01 par
value per share
-------------------------------------------------------------------------------

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The above calculation is based on the offering of up to 2,000,000 shares at a purchase price of $14.125 per share, which purchase price was the average of the high and low prices of the Registrant's Common Stock as reported on November 9, 2000.

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Kopin Corporation, a Delaware corporation (the "Company" or the "Registrant"), in connection with the registration of 2,000,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), which are in addition to the 5,300,000 shares of Common Stock which were registered on the Company's Form S-8 filed on February 20, 1998 (File No. 333-46613) (the "Initial Registration Statement") and the 2,200,000 shares of Common Stock which were registered on the Company's Form S-8 filed on December 9, 1999 (File No. 333-92395) (the "Additional Registration Statement").* Pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement and the Additional Registration Statement, to the extent relating to the registration of the Shares and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

___________________
* Share amounts of Common Stock reported with respect to this Registration Statement on Form S-8, the Initial Registration Statement and the Additional Registration Statement reflect the Registrant's 1 for 1 stock dividend payable to stockholders of record of the Common Stock as of the close of business on December 20, 1999 and paid as of the close of business on December 29, 1999 and the 1 for 1 stock dividend payable to stockholders of record of the Common Stock as of the close of business on June 30, 2000 and paid as of the close of business on July 12, 2000.

Item 8:        Exhibits

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1(a)**       Amended and Restated Certificate of Incorporation of the
               Registrant.

4.1(b)***      Certificate of Amendment of Amended and Restated Certificate of
               Incorporation of the Registrant.

4.1(c)****     Certificate of Amendment of Amended and Restated Certificate of
               Incorporation of the Registrant.

4.2*****       Amended and Restated By-laws, as amended, of the Registrant.

4.3(a)******   Kopin Corporation Amended and Restated 1992 Stock Option Plan.

4.3(b)*******  Amendment to Kopin Corporation Amended and Restated 1992 Stock
               Option Plan.

5 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

23.1           Independent Auditors' Consent - Deloitte & Touche LLP.

23.2           Consent of Bingham Dana LLP
               (included in Exhibit 5).

     --------------

     ** Filed as Exhibit 3.1 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

     *** Filed as Exhibit 3.2(a) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882 and incorporated herein by reference.

     **** Filed as Exhibit 3.2(b) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882 and incorporated herein by reference.

     ***** Filed as Exhibit 3.2 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

     ****** Filed as Appendix A to proxy statement filed pursuant to Rule 14a-6 of the Exchange Act, filed with the Securities and Exchange Commission on April 10, 1997, and incorporated herein by reference.

     ******* Filed as Exhibit 10.3 to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882 and incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Taunton, Commonwealth of Massachusetts, on the 13th day of November, 2000.

                                    KOPIN CORPORATION


                                    By:  /s/ John C.C. Fan
                                         -------------------------
                                         John C.C. Fan
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                   Date


     /s/ John C.C. Fan         Chief Executive Officer,    November 13, 2000
---------------------------    President (Principal
John C.C. Fan                  Executive Officer) and
                               Director

     /s/ David E. Brook        Director and Secretary      November 13, 2000
---------------------------
David E. Brook

     /s/ Andrew H. Chapman     Director                    November 13, 2000
---------------------------
Andrew H. Chapman

     /s/ Morton Collins        Director                    November 13, 2000
---------------------------
Morton Collins

     /s/ Chi Chia Hsieh        Director                    November 13, 2000
---------------------------
Chi Chia Hsieh

    /s/ Michael A. Wall        Director                    November 13, 2000
---------------------------
Michael A. Wall

    /s/ Richard A. Sneider     Chief Financial Officer     November 13, 2000
---------------------------    (Principal Accounting
Richard A. Sneider             Officer and Principal
                               Financial Officer)

                                 EXHIBIT INDEX


Exhibit No.        Description of Documents

4.1(a)*            Amended and Restated Certificate of Incorporation of the
                   Registrant.

4.1(b)** Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.

4.1(c)***          Certificate of Amendment of Amended and Restated
                   Certificate of Incorporation of the Registrant.

4.2****            Amended and Restated By-laws, as amended, of the Registrant.

4.3(a)*****        Kopin Corporation Amended and Restated 1992 Stock Option
                   Plan.

4.3(b)******       Amendment to Kopin Corporation Amended and Restated 1992
                   Stock Option Plan.

5 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

23.1               Independent Auditors' Consent - Deloitte & Touche LLP.

23.2               Consent of Bingham Dana LLP
                      (included in Exhibit 5).

--------------

* Filed as Exhibit 3.1 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

** Filed as Exhibit 3.2(a) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882 and incorporated herein by reference.

*** Filed as Exhibit 3.2(b) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882 and incorporated herein by reference.

**** Filed as Exhibit 3.2 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

***** Filed as Appendix A to proxy statement filed pursuant to Rule 14a-6 of the Exchange Act, filed with the Securities and Exchange Commission on April 10, 1997, and incorporated herein by reference.

****** Filed as Exhibit 10.3 to Form 10-Q for the quarterly period ended
       July 1, 2000, File No. 000-19882 and incorporated herein by reference.

                                                                      Exhibit 5

                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110


                               November 14, 2000

Kopin Corporation
695 Myles Standish Boulevard
Taunton, Massachusetts  02780-1042

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about November 14, 2000 (the "Registration Statement"), of 2,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Kopin Corporation, a Delaware corporation (the "Company"), which are or will be issuable to employees, directors, consultants and advisors of the Company upon the exercise of options granted pursuant to the Company's 1992 Stock Option Plan, as amended (the "1992 Plan").

     We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the 1992 Plan were or will be validly granted in accordance with the terms of the 1992 Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with the terms of such options and the 1992 Plan.

     This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the 1992 Plan, the Shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/  Bingham Dana LLP

                                            BINGHAM DANA LLP

                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kopin Corporation on Form S-8 of our report dated March 17, 2000, appearing in the Annual Report on Form 10-K/A of Kopin Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts

November 10, 2000